                                                                  EXHIBIT 24.1
                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of James W. Bullock and Leota
L. Pearson, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 of Endocardial Solutions, Inc. (the "Company") and any and all amendments thereto, including post-effective amendments, for the sale of shares of the Company by certain selling stockholders, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         Name                                        Title                                 Date
         ----                                        -----                                 ----

  /s/ James W. Bullock                  President and Chief Executive Officer             August 4, 1999
----------------------------            (Principal Executive Officer)
James W. Bullock

  /s/ Leota L. Pearson                  Chief Financial Officer                           August 4, 1999
----------------------------            (Principal Financial and Accounting Officer)
Leota L. Pearson

   /s/ Graydon E. Beatty                Director                                          August 4, 1999
----------------------------
Graydon E. Beatty

   /s/ James E. Daverman                Director                                          August 4, 1999
----------------------------
James E. Daverman

   /s/ Robert G. Hauser                 Director                                          August 4, 1999
----------------------------
Robert G. Hauser, M.D.

   /s/ Ronald H. Kase                   Director                                          August 4, 1999
----------------------------
Ronald H. Kase

   /s/ Steven R. LaPorte                Director                                          August 6, 1999
----------------------------
Steven R. LaPorte